SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2012

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant's telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2012 Mission Community Bancorp (the “Company”) issued warrants to purchase an aggregate of 171,980 shares of its common stock (the "New Warrants") to Palladium Equity Partners III, LP (“Palladium”), in exchange for the cancellation of warrants to purchase an aggregate of 153,876 shares of the Company's common stock (the “Old Warrants”) held by Palladium. Palladium owns approximately 9.8% of the issued and outstanding shares of the common stock of the Company (not including shares receivable upon exercise of the warrants).

The New Warrants have an issue date, expiration date and exercise price as follows:

Number of Warrant Shares	Issuance Date	Exercise Price	Expiration Date
171,980	9/27/2012	$5.00 per share	3/21/2017

The Old Warrants were issued in a private placement transaction in 2011. The Old Warrants had issuance dates, expiration dates and exercise prices as follows:

Number of Warrant Shares	Issuance Date	Exercise Price	Expiration Date
153,876	10/21/11	$4.54 per share	10/21/21

The New Warrants are otherwise identical to the Old Warrants except that the New Warrants eliminate certain anti-dilution features which previously required that the Old Warrants be accounted for as liabilities, rather than as equity, and thus measured at fair value.

In determining the number of New Warrants to issue in exchange for the Old Warrants, the Company valued the Old Warrants at $233,000 using a Black-Scholes valuation model. The Company determined that the issuance of 171,980 New Warrants at an exercise price of $5.00 per share and an expiration on March 21, 2017 would be valued at $173,000 using the same Black-Scholes valuation model. However, Palladium received $60,000 of value in the adjustment of warrant terms announced in the Company's September 7, 2012 Form 8-K (determinted using Black-Scholes valuation model). Thus, Palladium received total value of $233,000 to replace the Old Warrant value with the adjustments to warrants completed in September 2012.

Item 3.02. Unregistered Sale of Equity Securities.

On September 28, 2012 the Company issued warrants to purchase an aggregate of 171,980 shares of common stock as described in Item 1.01 above. The New Warrants were issued in exchange for the Old Warrants as described in Item 1.01 above and the Company received no consideration with respect to the issuance of the New Warrants other than the cancellation of the Old Warrants. There are no underwriting discounts or commissions to be paid by the Company with respect to the issuance of the New Warrants. The issuance has been made pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, as a privately negotiated transaction not involving a public offering.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	--	Form of Warrant dated September 27, 2012 replacing Warrants issued in 2011 Private Placement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2012	MISSION COMMUNITY BANCORP

	By:	/s/ Mark R. Ruh
Mark R. Ruh, Chief Financial Officer